Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement (Amendment No. 1) of our report dated March 13, 2020, relating to the consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows of Mid Penn Bancorp, Inc. for the year ended December 31, 2019, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
March 7, 2023